UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

OCTAGON 88 RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53560	26-2793743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Zeglistrasse 30, Englberg, Switzerland	6390
(Address of principal executive offices)	(Zip Code)

41-799-184471
Registrant’s telephone number, including area code

Riedstrasse 68, Volketswil, Switzerland, 8604
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On August 27, 2012, Octagon 88 Resources Inc. (the “Company”) negotiated debt settlements whereby they agreed to settle debt in the amount of $35,472.87 with Kenmore International S.A. at a price of $1.00 per share for a total share issuance of 35,473 shares of common stock.

The Issuer relied upon the “Regulation S” exemption for the sale of shares Kenmore International S.A. as the shares were sold in compliance with the exemption from the registration requirements found in Rules 901 through 903 of Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. These shares were issued in offshore transactions since the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. The offshore subscriber certified that he or it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer and Director

On August 16, 2012, Moufid Makhoul resigned as Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director of Octagon 88 Resources, Inc. (the “Company”).   Mr. Makhoul did not resign due to any dispute or disagreement with the Company.

Appointment of Officer and Director

On August 16, 2012, the Board of Directors appointed Mr. Feliciano Tighe as Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and  a Director of the Company.

Feliciano Tighe - Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director – Age 19

Mr. Tighe is a recent graduate of the Institut auf den Rosenberg in St. Gallen, Switzerland having completed his diploma in June 2011.  He is currently enrolled in the BSL University in Lusanne, Switzerland taking a bachelors degree in business management.  From July 2011, he worked with Rigi Capital Zug Ch.  He is currently a consultant with Zentrum Energie Trust AG, an energy trust.  He is enrolled in an ongoing training program intended to develop overall business skills with a focus on the oil and gas industry with CEC North Star Energy Ltd., a private oil resource company, initially with the UK company and then in May 2012, he entered the program with the Canadian private company.  The program is a sponsorship program with a post-graduate commitment of employment for two years.  He can undertake the program from his offices in Switzerland.  His intent is to complete the accelerated undergraduate program and then undertake a working MBA program.

He is not currently an officer or director of any other reporting issuers.

Mr. Tighe currently holds no other positions with the Company. There is no arrangement or understanding pursuant to which Mr. Tighe was appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Tighe has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Mr. Tighe is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Tighe, or any grant or award to Mr. Tighe or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Tighe. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAGON 88 RESOURCES, INC.

Dated: August 27, 2012	By:	/s/ Feliciano Tighe
	Name:	Feliciano Tighe
`	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director